UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2019

MOELIS & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36418	46-4500216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 5th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 883-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On November 24, 2017, Moelis & Company (the “Company”) filed an automatic shelf registration statement on Form S-3 (File No. 333-221743) (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an unspecified amount of shares of its Class A common stock, par value $0.01 per share (the “Class A common stock”).

On May 1, 2019, Company filed a prospectus supplement (the “Prospectus Supplement”) to the Registration Statement covering up to 3,571,920 shares of the Company’s Class A common stock, relating to (i) the issuance by the Company of up to 2,621,345 shares of Class common stock that may be issued by the Company from time to time to certain holders of Class A partnership units in Moelis & Company Group LP, upon the exchange by such holders of an equal number of such Class A partnership units and (ii) the resale or other distribution by the selling stockholders identified therein of up to 950,575 shares of Class A common stock previously granted to them. The Company will not receive any cash proceeds from the issuance of the Class A common stock, but will acquire Class A partnership units exchanged for the Class A common stock that the Company will issue to an exchanging holder. The Company will not receive any proceeds from the sale of the Class A common stock by the selling stockholders.

The Company is filing this report to provide the legal opinion as to the validity of the securities covered by the Prospectus Supplement, which opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Class A common stock.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOELIS & COMPANY

By:	/s/ Osamu Watanabe
Name: Osamu Watanabe
Title: General Counsel and Secretary

Date: May 1, 2019